                                 EXHIBIT 4(ff)

                                 THIRD AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

         THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Third Amendment") is made and entered into effective as of August 31, 1999, by and among Regent Communications, Inc. (as so amended, the "Company") and the undersigned stockholders (the "Stockholders").

                              W I T N E S S E T H:

         THAT, WHEREAS, the Company and the Stockholders are parties to a certain Second Amended and Restated Stockholders' Agreement dated as of June 15, 1998, as amended (as so amended, the "Stockholders' Agreement"); and

         WHEREAS, on the effective date hereof, The Roman Arch Fund L.P. and The Roman Arch Fund II L.P. (collectively, "The Roman Arch Funds") purchased shares of the Company's Series H Convertible Preferred Stock; and

         WHEREAS, it is in the best interests of the Company and the Stockholders that The Roman Arch Funds purchase such shares; and

         WHEREAS, as an inducement to The Roman Arch Funds to purchase such shares, the Company and the Stockholders are willing to cause the Stockholders' Agreement to be amended to add The Roman Arch Funds as parties to the Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements contained herein, it is agreed as follows:

         1. AMENDMENT. The Stockholders' Agreement is hereby amended to add The Roman Arch Funds as parties thereto.

         2. AGREEMENT TO BE BOUND. The Roman Arch Fund L.P. and The Roman Arch Fund II L.P., by their execution hereof, agree to be bound by all of the provisions of the Stockholders' Agreement, as amended.

         3. TERMS OF AGREEMENT UNAFFECTED. The terms, conditions and provisions of Stockholders' Agreement remain in full force and effect.

         4. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the signatories below have caused this Amendment to be executed and delivered effective as of the date first above written.

REGENT COMMUNICATIONS, INC.                 WALLER-SUTTON MEDIA PARTNERS,
                                                 L.P.

By:  /s/ Terry S. Jacobs                    By:  Waller-Sutton Media, L.L.C.,
     ------------------------------

Its:  Chairman & CEO                        Its:  /s/ William H. Ingram, Chairman
     ------------------------------               -------------------------------

/s/ Terry S. Jacobs
-----------------------------------
TERRY S. JACOBS                             BLUE CHIP CAPITAL FUND II
                                             LIMITED PARTNERSHIP

/s/ William L. Stakelin                    By:  Blue Chip Venture Company, Ltd.,
-----------------------------------                its General Partner
WILLIAM L. STAKELIN

/s/ Joel M. Fairman                        By:  /s/ John H. Wyant
-----------------------------------             -----------------
JOEL M FAIRMAN                             Its: Manager
                                                --------

MIAMI VALLEY VENTURE FUND, L.P.             PNC BANK, N.A., AS TRUSTEE

By:  Blue Chip Venture Company of Dayton,   By:  /s/ Louis E. Valker
       Ltd., its Special Limited Partner         -------------------------------
                                            Its:  Vice President

By:  /s/ John H. Wyant
     -------------------------------
     John H. Wyant, Manager

WPG CORPORATE DEVELOPMENT                   RIVER CITIES CAPITAL FUND LIMITED
  ASSOCIATES V, L.L.C.                      PARTNERSHIP

By:  /s/ Kenneth J. Hanau                   By:  /s/ R. Glen Mayfield
     ------------------------------               ---------------------------------------

Its:  Member                                Its: Vice President of Mayson, Inc., General
     ------------------------------              -----------------------------------------
                                                 Partner of River Cites Management Limited
                                                 -----------------------------------------
                                                 Partnership, General Partner of River
                                                 -----------------------------------------
                                                 Cities Capital Fund Limited Partnership
                                                 -----------------------------------------

WPG CORPORATE DEVELOPMENT
  ASSOCIATES V (OVERSEAS), L.P.             BMO FINANCIAL, INC.

By:  /s/ Kenneth J. Hanau                   By:  Yvonne Bos
   ---------------------------------            -----------------------------------------

Its:  Member                                Its:  Senior Vice President
     ------------------------------              -----------------------------------------

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

GENERAL ELECTRIC CAPITAL                    THE ROMAN ARCH FUND L.P.
CORPORATION

                                            By:  /s/ Robert Willard
                                                 ---------------------------------------
By:  /s/ Kenneth M. Gacevich
     ------------------------------
                                            Its:  Executive Vice President
                                                  --------------------------------------
Its:  Duly Authorized Signatory
     ------------------------------
                                            THE ROMAN ARCH FUND II L.P.

                                            By:  /s/ Robert Willard
                                                 -----------------------------------------

                                            Its: Executive Vice President
                                                 -----------------------------------------

                                             /s/ William H. Ingram
                                             ------------------------------
                                             WILLIAM H. INGRAM


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